Exhibit 99.3
DEALER MANAGERS AGREEMENT
October 27, 2009
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179
Ladies and Gentlemen:
          General Cable Corporation, a Delaware corporation (the “Company”), plans to make an offer (together with any amendments, supplements or extensions thereof, the “Offer”) to exchange up to $439,375,000 aggregate principal amount of its Subordinated Convertible Notes due 2029 (the “New Notes”) for its outstanding 1.0% Senior Convertible Notes due 2012 ($475,000,000 aggregate principal amount outstanding) (the “Old Notes”) and the related guarantees. The Old Notes were issued pursuant to an Indenture dated as of October 2, 2007, among the Company, the subsidiary guarantors parties thereto (the “Guarantors”), and U.S. Bank National Association, as trustee (the “Old Indenture”). The New Notes will be issued pursuant to an Indenture, to be dated as of the Settlement Date (as hereinafter defined) (the “New Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).
          The New Notes will be convertible into duly and validly issued, fully paid and non-assessable shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company (such shares of Common Stock into which the New Notes are convertible, the “Conversion Shares”), on the terms, and subject to the conditions, set forth in the New Indenture.
          The Offer shall be made upon the terms and subject to the conditions set forth in the Offer Material (as hereinafter defined), which the Company has caused to be prepared and furnished to you on or prior to the date hereof for use in connection with the Offer.
          The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-4, including a prospectus, subject to completion, relating to the Offer (the “Initial Registration Statement”). At any time referenced in this Dealer Managers Agreement (this “Agreement”), the most recent preliminary prospectus, subject to completion, (i) included in the Initial Registration Statement and sent by the Company to a Registered or Beneficial Owner (as hereinafter defined) of Old Notes or (ii) filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act, is herein called the “Preliminary Prospectus”. The Initial Registration Statement, including all exhibits, financial statements and schedules thereto and in the form in which such registration statement becomes effective under the Securities Act, is herein called the “Registration Statement”; and such final prospectus, in the form included in the Registration Statement at the time it becomes effective or, if later, at the time that it is first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”. Any reference herein to the Initial Registration Statement, the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-4 which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), on or before the effective date of the Registration Statement or the date of the Prospectus, as the case may be; any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act and incorporated by reference therein; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement deemed to be incorporated by reference therein. The tender offer statement filed by the Company with the Commission under the Exchange Act on Schedule TO with respect to the Offer, including any amendment or supplement thereto and any information that is incorporated or deemed incorporated by reference therein, is hereinafter referred to as the “Schedule TO”. Any written communication made in connection with or relating to the Offer in reliance on Rule 165 of the Securities Act, and filed by the Company with the Commission pursuant to Rule 425 under the Securities Act, is hereinafter referred to as “Rule 165 Material”.
          The Registration Statement, the Preliminary Prospectus, the Prospectus, the accompanying Letter of Transmittal (the “Letter of Transmittal”), any Notice of Guaranteed Delivery (the “Notice of Guaranteed Delivery”), the Schedule TO, any offering documents or materials filed or to be filed with the Commission or any Other Agency (as defined herein) on behalf of the Company in connection with the Offer and any other documents, information, materials or filings relating to the Offer to be used or made available by the Company in connection with the Offer, including, but not limited to, any Rule 165 Material, any press releases or newspaper advertisements relating to the Offer, or any materials hereafter incorporated by reference therein, to be distributed to holders of the Old Notes or authorized for use by the Company and used in connection with the Offer, and in each case as amended or supplemented from time to time, are referred to herein collectively as the “Offer Material.”
          1. Appointment of Dealer Managers
          The Company hereby appoints each of you as a dealer manager in connection with the Offer (in such capacity, each a “Dealer Manager” and, together, the “Dealer Managers”) and authorizes you to act on its behalf in accordance with this Agreement and the terms of the Offer Material, which Offer Material has been prepared or approved by the Company and has been or will be filed with the Commission pursuant to the requirements of the Securities Act and the Exchange Act, and authorizes you and any other securities dealer or any commercial bank or trust company to use the Offer Material in connection with your solicitation of tenders of Old Notes in exchange for the New Notes pursuant to the terms of the Offer. Each of you agrees to furnish no written material to holders in connection with the Offer other than the Offer Material without the Company’s prior written consent.
          2. Mailing of Offer Material
          Upon commencement of the Offer, the Company shall cause to be sent to each registered holder of any Old Notes, to each participant in The Depository Trust Company (“DTC”) appearing in the most recent available DTC securities position listing as a holder of Old Notes and to each Non Objecting Beneficial Owner (“NOBO”) appearing in the most recent available NOBO list as an owner of Old Notes (each such registered holder, participant or owner, a “Registered or Beneficial Owner”), as soon as practicable, by hand, by overnight courier or by another means of expedited delivery, a copy of appropriate Offer Material, including the Preliminary Prospectus, as then amended or supplemented, and the Letter of Transmittal and the Notice of Guaranteed Delivery. Thereafter, until the expiration of the Offer, the Company shall use its reasonable best efforts to cause a copy of such material to be mailed to each person who becomes a Registered or Beneficial Owner of Old Notes.
          3. Solicitation of Exchanges
          (a) You agree to use your customary reasonable efforts to solicit Old Notes to be tendered for exchange pursuant to the terms of the Offer. Neither you nor any of your affiliates, nor any partners, directors, officers, agents, employees or controlling persons (if any) of you or any of your affiliates, shall have any liability to the Company or any other person for any act or omission on the part of any securities broker or dealer (including the other Dealer Manager), commercial bank or trust company that solicits exchanges in the Offer, and neither you nor any of such persons or entities referred to above shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either your engagement or any matter referred to in this Agreement except to the extent that such liability is finally judicially determined to have resulted primarily from your own gross negligence or willful misconduct in performing the services that are the subject of this Agreement. In soliciting exchanges in the Offer, no securities broker or dealer (other than yourselves), commercial bank or trust company shall be deemed to act as your agent or the agent of the Company, and you, as a Dealer Manager, shall not be deemed the agent of any other securities broker or dealer (including the other Dealer Manager) or of any commercial bank or trust company. The Company shall have sole authority for the acceptance or rejection of any and all tenders of Old Notes, subject to the terms of the Offer. The Company further understands and agrees that each Dealer Manager shall provide its services hereunder independently from the other Dealer Managers and that neither of the Dealer Managers will rely upon any services or work performed by the other Dealer Manager. Accordingly, the Company agrees that neither of the Dealer Managers shall have any liability to the Company or its securityholders for any actions or omissions of the other Dealer Manager.
          (b) The Offer Material has been or will be prepared and approved by, and is the sole responsibility of, the Company. The Company agrees to furnish to you as many copies as you may reasonably request of the Offer Material in final form for use by you in connection with the Offer.

          (c) The Company agrees that it will not use, publish or permit the use of or file with the Commission or any other governmental or regulatory entity, agency or authority (an “Other Agency”), including the Financial Industry Regulatory Authority (“FINRA”), or send to any Registered or Beneficial Owner of Old Notes any Offer Material, or refer to you in any such Offer Material, (i) without submitting copies of such Offer Material to you for comment and (ii) without your consent, which consent shall not be unreasonably withheld. In the event that (x) the Company uses or permits the use of, publishes or files with the Commission or any Other Agency, any Offer Material or amendments or supplements thereto (i) which have not been submitted to you for your comments or (ii) with respect to which you reasonably object, or (y) you, at any time, determine that any condition set forth in Section 7 of this Agreement shall not be satisfied, then each of you shall be entitled to withdraw as a Dealer Manager in connection with the Offer without any liability or penalty to you or any other Indemnified Party and without loss of any right to the payment of all fees and expenses payable hereunder which have accrued or been incurred to the date of such withdrawal (which shall be paid to you on or as promptly as practicable after such date of withdrawal), any right to the indemnification provided in Section 8 hereof or the benefit of any other provisions surviving such withdrawal pursuant to Section 9(b) hereof. For purposes of determining the fees accrued and payable pursuant to Section 4(a) of this Agreement, the principal amount of Old Notes tendered for exchange (and not subsequently withdrawn) pursuant to the Offer as of the close of business on the date of any withdrawal pursuant to this Section 3(c), which Old Notes are thereafter acquired by the Company pursuant to the Offer, shall be deemed to have been exchanged as of the date of such withdrawal, with the fees to be calculated in accordance with the percentages set forth in Section 4(a) of this Agreement. If a Dealer Manager shall withdraw pursuant to the foregoing, the other Dealer Manager shall have the right, but not the obligation, exercisable in its sole discretion, to continue as a Dealer Manager hereunder, in which event this Agreement shall remain in full force and effect with respect to such Dealer Manager and all fees and expenses payable hereunder accruing or incurred after the date of such withdrawal shall be payable solely to such Dealer Manager.
          (d) The Company agrees to advise you promptly of (i) the occurrence of any event which could cause the Company to withdraw, rescind, terminate or modify the Offer, (ii) any proposal by, or known to, the Company or requirement to amend or supplement the Offer Material, (iii) the time when the Initial Registration Statement, the Registration Statement, or any amendment thereto, has been filed or becomes effective, the time when the Preliminary Prospectus, the Prospectus, the Schedule TO or any Rule 165 Material has been filed or any amendment or supplement to the Preliminary Prospectus, the Prospectus, the Schedule TO or the Rule 165 Material or any amended or additional Offer Material shall have been filed, (iv) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which would require the making of any change in any of the Offer Material then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or as a result of which the Offer Material as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (v) the receipt of any comments from the Commission, of any request of the Commission for the amendment of the Initial Registration Statement, the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Preliminary Prospectus, the Prospectus, the Schedule TO or the other Offer Material or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information (and, if in writing, the Company will furnish you with a copy thereof), (vi) the issuance by any Other Agency of any comment or order or the taking of any other action concerning the Offer, including any request for the amendment of the material referred to in clause (v) above (and, if in writing, the Company will furnish you with a copy thereof), (vii) any litigation or administrative action or claim with respect to the Offer, (viii) any other information relating to the Offer which you may from time to time reasonably request and (ix) of the issuance by the Commission or any Other Agency of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the making or the consummation of the Offer, or the use of the Preliminary Prospectus, the Prospectus or any of the other Offer Material, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Securities Act. The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued. The Company agrees to inform you of the filing with the Commission of any post-effective amendment to the Registration Statement, and the obtaining of effectiveness of any such post-effective amendment, and the filing of any amendment or supplement to the Prospectus.
          (e) The Company agrees to furnish to you, to the extent the same is available to the Company, cards or lists or copies thereof showing the names and addresses of, and principal amount of Old Notes held by the Registered or Beneficial Owners of Old Notes as of the Commencement Date (as defined herein), and shall use its reasonable best efforts to advise you or cause you to be advised from day to day during the period of the Offer as to any changes in identity of the Registered or Beneficial Owners of Old Notes. You agree to use such information only in connection with the Offer and not to furnish such information to any other person except in connection with the Offer.
          (f) The Company has appointed and authorizes you to communicate with D.F. King & Co., Inc., who has been engaged to serve as the exchange agent and the information agent, in such respective capacities, with respect to matters relating to the Offer. D.F. King & Co., Inc., as exchange agent, is hereinafter referred to as the “Exchange Agent” and D.F. King & Co., Inc., as information agent, is hereinafter referred to as the “Information Agent,” as the context requires. The Company has instructed or will instruct the Exchange Agent to (i) advise you at least daily as to the amount of Old Notes that have been validly tendered and not validly withdrawn pursuant to the Offer as of such time, and such other matters in connection with the Offer as you may reasonably request and (ii) without limiting the foregoing, to promptly notify you during the period of the Offer of all transfers of Old Notes of which the Exchange Agent is aware, such notification consisting of the name and address of the transferor and transferee of any Old Notes and the date of such transfer, to the extent such information is known to the Exchange Agent.
          (g) The Company agrees that it will not make any written communications in connection with or related to the Offer that constitutes a “prospectus” for the purposes of Section 5(b)(1) of the Securities Act except Rule 165 Material and to provide you with a copy of all Rule 165 Material promptly after filing of the same with the Commission.

          4. Compensation and Expenses
          (a) The Company shall pay to you, as compensation for your services as Dealer Managers hereunder, a fee of $20.00 for each $1,000 principal amount of the Old Notes tendered and exchanged pursuant to the Offer. In addition, at its discretion, the Company may pay you, as additional compensation for your services as Dealer Managers hereunder, an additional fee of up to $7.50 for each 1,000 principal amount of the Old Notes tendered and exchanged pursuant to the Offer. Of the aggregate fees payable, the Company shall pay 65% to Goldman, Sachs & Co. and 35% to J.P. Morgan Securities Inc. Such fee shall be payable on the Settlement Date (as defined below). Such fee shall be paid to you if and only if the Offer is consummated.
          (b) Whether or not any Old Notes are tendered pursuant to the Offer or whether you withdraw pursuant to Section 3(c) hereof, the Company shall pay all expenses of the preparation, printing, mailing and publishing of the Offer Material, all fees payable to securities dealers (including yourself), commercial banks, trust companies and nominees as reimbursement of their customary mailing and handling expenses incurred in forwarding the Offer Material to their customers, all fees and expenses payable to the Exchange Agent, the Information Agent, the trustee under the Old Indenture and the Trustee, and all other fees and expenses incurred by the Company or any of its affiliates and which are, pursuant to agreements with respect thereto, payable by the Company or any of its affiliates in connection with the Offer, all expenses incident to the preparation, registration, issuance and delivery of the New Notes, including any stock or transfer taxes and stamp or similar duties (if imposed solely by reason of the exchange) and the costs and charges of any transfer agent or registrar or paying agent, any qualification of the New Notes under state securities or “blue sky” laws (including the reasonable fees and disbursements of your counsel) in accordance with the provisions of Section 6(a) hereof, the cost of printing or producing this Agreement, any blue sky memoranda (including the reasonable fees and disbursements of your counsel), closing documents (including any compilations thereof) and any other documents authorized by the Company for use in connection with the Offer, all filing fees and expenses, if any, incurred with respect to any filing with FINRA (including the reasonable fees and disbursements of your counsel) made in connection with the offering of the New Notes in the Offer, all fees and expenses in connection with the preparation, printing and filing of the Initial Registration Statement, Registration Statement, the Preliminary Prospectus, the Prospectus, the Schedule TO and any other Offer Material (including all exhibits, amendments and supplements thereto) and all costs and expenses incident to listing the Conversion Shares on the New York Stock Exchange (the “NYSE”), all pre-approved advertising charges, and all other expenses payable in connection with the Offer and shall reimburse you for all expenses incurred by you in connection with your services under this Agreement, including, without limitation, the reasonable fees and the disbursements of your legal counsel. All such fees and expenses shall be payable promptly against delivery to the Company of statements therefor.
          5. Representations and Warranties by the Company
          The Company represents and warrants to, and agrees with, you (i) on and as of the date on which the Offer is commenced (the “Commencement Date”), (ii) on and as of any date on which Offer Material is distributed to Registered or Beneficial Owners of the Old Notes (a

“Distribution Date”), (iii) on the expiration date of the Offer (the “Expiration Date”) and (iv) on and as of the date on which the Old Notes are exchanged for the New Notes in the Offer (the “Settlement Date”) that:
     (a) The Initial Registration Statement and the Schedule TO have been filed with the Commission on the date of this Agreement; the Initial Registration Statement and any amendment thereto and the Schedule TO, each in the form delivered to you, and including exhibits thereto, has been or will be filed with the Commission in such form; no other document with respect to the Initial Registration Statement or the Schedule TO has been or will be filed by the Company with the Commission (other than the Registration Statement, the Prospectus, the Company’s press release announcing the commencement of the Offer and any Rule 165 Material filed by the Company on or prior to such date and any amendments or supplements thereto or to the Initial Registration Statement or the Schedule TO); the Registration Statement (and any post-effective amendment thereto), including the Preliminary Prospectus or the Prospectus, will become effective not later than the Expiration Date; and no stop order suspending the effectiveness of the Initial Registration Statement, the Registration Statement or any post-effective amendment thereto, or any part thereof has been issued, no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission and no notice of objection of the Commission to the use of the Initial Registration Statement, the Registration Statement or any post-effective amendment thereto has been received by the Company.
     (b) No order preventing or suspending the making or consummation of the Offer, the use of any Preliminary Prospectus, Prospectus, Schedule TO or other Offer Material has been issued by the Commission or any Other Agency; the Preliminary Prospectus and the Prospectus, at their respective times of filing, do not, and at all times following their respective times of filing during the period of the Offer, the Preliminary Prospectus and the Prospectus, each as then amended or supplemented, will not, contain any untrue statement of a material fact or omit or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading; and the Offer Material then filed or otherwise made available for use in connection with the Offer at such date do not, and at all times during the period of the Offer will not, contain any untrue statement of a material fact or omit or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading.
     (c) The Initial Registration Statement, the Preliminary Prospectus and the Schedule TO conform, and the Registration Statement, the Prospectus, the Schedule TO and any further amendments or supplements thereto will conform from and after the time at which they are filed, in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the “Trust Indenture Act”) and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date of the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (d) None of the Rule 165 Material, when taken together with the Preliminary Prospectus and the Prospectus, each to the extent filed at such date and as then amended or supplemented, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading.
     (e) The documents incorporated by reference in the Initial Registration Statement, the Registration Statement, the Preliminary Prospectus, the Prospectus or the Offer Material, each as amended or supplemented at such date, when such incorporated documents became effective or were filed with the Commission or, as to amended documents, at the time such amended document became effective or was filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and, to the extent applicable, the rules or regulations of any Other Agency, and none of such incorporated documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Offer Material, or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission or, as to amended documents, at the time such amended documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (f) Each of the accountants who certified the financial statements and supporting schedules included in the Preliminary Prospectus and the Prospectus are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act and the Exchange Act.
     (g) The financial statements of the Company, together with the related schedules and notes, included in the Preliminary Prospectus and the Prospectus together with the related schedules and notes present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (“GAAP”). The financial statements of the businesses or entities to be acquired by the Company included in the Preliminary Prospectus and the Prospectus, together with any related notes, present fairly in all material respects the financial position of such business or entities, at the dates indicated and the statement of operations, stockholders’ equity and cash flows of such businesses or entities for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as set forth in the financial statements. The supporting schedules, if any, included in the Preliminary Prospectus and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Preliminary Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Preliminary Prospectus and the Prospectus. All disclosures contained in the Preliminary Prospectus or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.
     (h) Since the respective dates as of which information is given in the Preliminary Prospectus or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except as to dividends or distributions paid with respect to, and redemptions and conversions of, the Company’s 5.75% Series A Redeemable Convertible Preferred Stock (the “Preferred Stock”) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
     (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.
     (j) Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, has corporate or similar organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus and the Prospectus and is duly qualified as a foreign corporation or entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; other than liens, pledges and encumbrances under the Company’s or any subsidiary’s secured credit facilities and except as otherwise disclosed in the Preliminary Prospectus and the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of any preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are (a) the Subsidiaries listed on Schedule C hereto and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.
     (k) The authorized, issued and outstanding capital stock of the Company as of July 3, 2009 is as set forth in the Preliminary Prospectus and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, or employee benefit plans referred to in the Preliminary Prospectus and the Prospectus or pursuant to the exercise of convertible securities, options or warrants referred to in the Preliminary Prospectus and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The shares of issued and outstanding capital stock of the Company conform to the description thereof contained in each of the Preliminary Prospectus and the Prospectus. Except as disclosed in each of the Preliminary Prospectus and the Prospectus, as amended or supplemented to such date: (i) there are no outstanding securities convertible into or exchangeable for, or warrants, options or rights issued by the Company to purchase, any shares of the capital stock of the Company; (ii) there are no statutory, contractual, preemptive or other rights to subscribe for or to purchase any Common Stock; and (iii) there are no restrictions upon transfer of the Common Stock pursuant to the Company’s Certificate of Incorporation or By-laws.
     (l) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. As of the Settlement Date, the Conversion Shares will have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of issuance.
     (m) This Agreement has been duly authorized, executed and delivered by the Company.
     (n) The New Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company and the Trustee on the Settlement Date, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (o) The New Notes have been duly authorized and, on the Settlement Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the New Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the New Indenture.
     (p) The Company has all requisite corporate right, power and authority to execute and deliver the New Notes, the New Indenture and this Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; the Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Preliminary Prospectus and the Prospectus.
     (q) The Common Stock (including the Conversion Shares) conforms to all statements relating thereto contained or incorporated by reference in the Preliminary Prospectus and the Prospectus and such description of the Common Stock conforms to the rights set forth in the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated By-Laws. Upon issuance and delivery of the New Notes in accordance with terms of the Offer and the New Indenture, the New Notes will be convertible at the option of the holder thereof for Conversion Shares in accordance with the terms of the New Notes and the New Indenture; except, at the Commencement Date and the Distribution Date, with respect to approval by the Board of Directors of the Company, or a duly authorized committee thereof, of the actual initial conversion price and the actual initial conversion rate of the New Notes, the Conversion Shares have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action; the Conversion Shares, when issued upon such conversion in accordance with the terms of the New Notes and the New Indenture, will be validly issued and will be fully paid and non-assessable; no holder of such Conversion Shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.
     (r) Except, at the Commencement Date and a Distribution Date, with respect to approval by the Board of Directors of the Company, or a duly authorized committee thereof, of the actual initial conversion price and the actual initial conversion rate of the New Notes, the Company has all requisite power and authority and has duly taken all necessary corporate action to authorize the making and consummation of the Offer, the exchange of New Notes for Old Notes pursuant to the Offer and the consummation of the transactions contemplated by this Agreement and the Offer.
     (s) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws. Neither the Company nor any of its subsidiaries is in violation of or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except as disclosed in the Preliminary Prospectus and the Prospectus or for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of the Transaction Documents and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Preliminary Prospectus and the Prospectus and the consummation of the transactions contemplated herein and in the Preliminary Prospectus and the Prospectus (including the issuance of the New Notes in exchange for Old Notes) and compliance by the Company with its obligations under the Transaction Documents have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.
     (t) Except as disclosed in the Preliminary Prospectus and the Prospectus, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would, singly or in the aggregate, result in a Material Adverse Effect.
     (u) Other than as disclosed in the Preliminary Prospectus and the Prospectus, there is no action, suit or proceeding before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary which might reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets of the Company or any subsidiary or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Preliminary Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.
     (v) The Company and its subsidiaries own or possess, or have the right to use on reasonable terms, patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
     (w) Neither the Company nor any Affiliate (as such term is defined in Rule 405 of the Securities Act (each, an “Affiliate”)) of the Company has taken, nor will the Company or any Affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (x) All agreements or instruments of the Company or any of its subsidiaries which are material to the Company and required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or as exhibits to a Exchange Act report pursuant to the Exchange Act have been filed as required as exhibits to the Registration Statement or to Annual Report on Form 10-K for the year ended December 31, 2008 or the Company’s Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K filed thereafter, each as filed by the Company with the Commission.
     (y) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the securities hereunder, the issuance of the Conversion Shares as contemplated by the New Indenture or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the New Indenture by the Company, except: (i) such as have been already obtained; (ii) such as may be required under the Securities Act or state securities laws; and (iii) such as may be required in connection with the qualification of the New Indenture under the Trust Indenture Act.

     (z) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (aa) The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Preliminary Prospectus and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Preliminary Prospectus and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
     (bb) The Company is not and, after giving effect to the offering and exchange of the New Notes for the Old Notes pursuant to the Offer, will not be required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (cc) Except as described in the Preliminary Prospectus and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) to the knowledge of the Company neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and, to the knowledge of the Company are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
     (dd) The Company and each of the Subsidiaries maintain insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which the Company believes to be adequate in accordance with customary industry practice to protect the Company and the subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force as of the Settlement Date.
     (ee) Any statistical and market-related data included or incorporated by reference in the Preliminary Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.
     (ff) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Preliminary Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
          The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
     (gg) Except as disclosed in the Preliminary Prospectus and the Prospectus, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (hh) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (ii) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (jj) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently a target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently a target of any U.S. sanctions administered by OFAC.

     (kk) The Company has filed and will continue to file with the Commission pursuant to Rule 13e-4(c)(1) of the Exchange Act (or Rule 425 of the Exchange Act) all written communications made by the Company or any affiliate of the Company in connection with or relating to the Offer that are required to be filed with the Commission, in each case on the date of their first use; and the Company has not made any written communications in connection with or related to the Offer that constitutes a “prospectus” for the purposes of Section 5(b)(1) of the Securities Act, except the Rule 165 Material.
     (ll) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in each of the Preliminary Prospectus and the Prospectus, as amended or supplemented to such date, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (mm) The statements set forth in the Preliminary Prospectus and the Prospectus, each as supplemented or amended on such date, under the captions “Description of Capital Stock”, “Description of Other Indebtedness”, “Description of the New Notes” and “Description of the Differences among the Convertible Notes”, insofar as they are descriptions of contracts, agreements or other legal documents or describe the applicable statutes, rules and regulations, constitute an accurate summary of the matters set forth therein in all material respects; the statements set forth in the Preliminary Prospectus and the Prospectus, each as supplemented or amended on such date, under the caption “Material U.S. Federal Income Tax Considerations” and “ERISA Considerations,” insofar as they purport to constitute a summary of matters of U.S. federal income tax law or the U.S. Employee Retirement Income Security Act of 1974, as amended, and regulations or legal conclusions with respect thereto, constitute an accurate summary of the matters set forth therein in all material respects.
          6. Covenants of the Company
          The Company covenants and agrees with you that:
          (a) The Company will promptly from time to time take such action as you may reasonably request to qualify the New Notes for offering and sale in exchange for the Old Notes pursuant to the Offer for issuance under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the New Notes; provided that in connection therewith the Company shall not be required (i) to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not now so qualified, (ii) to file a general consent to service of process in any jurisdiction where it is not now subject or (iii) to take any action that would subject itself to taxation in any jurisdiction if it is not otherwise so subject.
          (b) The Company will comply with the Securities Act and the Exchange Act, so as to permit the completion of the Offer as contemplated in this Agreement and the Offer Material. If during the period in which a prospectus is required by law to be delivered in connection with the exchange of New Notes for Old Notes pursuant to the Offer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the

Dealer Managers, it becomes necessary to amend or supplement the Preliminary Prospectus or the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Preliminary Prospectus or the Prospectus is delivered to a holder of Old Notes, not misleading, or, if it is necessary at any time to amend or supplement the Preliminary Prospectus or the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Preliminary Prospectus or the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Preliminary Prospectus or the Prospectus so that the Preliminary Prospectus or the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Preliminary Prospectus or the Prospectus will comply with the law.
          (c) The Company will make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement (which need not be audited) of the Company and its subsidiaries, complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).
          (d) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or “manipulation” (as such term is commonly understood under federal or state securities laws) of the price of any securities of the Company to facilitate the Offer or encourage tenders by the holders of the Old Notes in the Offer.
          (e) The Company shall provide to you promptly any other information relating to the Offer that you may from time to time reasonably request, and shall advise you promptly if any information previously provided becomes inaccurate in any material respect or is required to be updated.
          (f) The Company shall use its best efforts to cause the Registration Statement and any post-effective amendments to the Registration Statement to promptly become effective; and the Company will prepare and file, as required, any and all necessary amendments and supplements to any of the Offer Material and, if required by the Securities Act or the Exchange Act, will use its best efforts to cause such Offer Material to promptly become effective.
          (g) The Company will accept Old Notes tendered for exchange in accordance with the terms and subject to the conditions of the Offer set forth in the Offer Material.
          (h) On or prior to the Settlement Date, (i) the Company shall have taken all action necessary to cause the New Notes to be eligible for clearance and settlement through the facilities of DTC; and (ii) the Company shall authorize you to communicate with the Exchange Agent and the Information Agent to make appropriate arrangements, to the extent applicable, with DTC to allow for the book-entry movement of Old Notes tendered for exchange between depositary participants and the Exchange Agent.

          7. Conditions of Obligation
          The obligation of each of you to act as a Dealer Manager hereunder shall at all times be subject, in your discretion, to the conditions that:
     (a) All representations, warranties and other statements of the Company contained herein are now, and at all times during the Offer and at the Settlement Date will be, true and correct.
     (b) The Registration Statement and any post-effective amendment thereto shall have become effective on or prior to the Expiration Date; the Prospectus will have been either (i) filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act or (ii) included in the Registration Statement; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, or any part thereof will have been issued and no proceeding for that purpose will have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission will have been complied with to your reasonable satisfaction; to the extent required by the Securities Act, all other Offer Material, including, without limitation, the Schedule TO and any Rule 165 Material, shall have been filed within the applicable time period prescribed for such filing under the Securities Act.
     (c) The Company at all times during the Offer and at the Settlement Date shall have performed in all material respects all of its obligations hereunder theretofore required to have been performed and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct.
     (d) On each of the Commencement Date and the Settlement Date, Blank Rome LLP, counsel for the Company, shall have furnished to you, as Dealer Managers, its opinions, dated the Commencement Date, or the Settlement Date, as the case may be, in form and substance satisfactory to you, substantially to the effect set forth in Exhibit A-1 hereto. In the event of an amendment of the Offer, such counsel will also furnish you, from time to time, up to the completion of the Offer, any further opinion of counsel as you may reasonably request, in form and substance satisfactory to you, substantially to the effect set forth in Exhibit A-1 hereto. Such counsel may state that, insofar such opinions involve factual matters, they have relied, to the extent they deem proper, on certificates of officers of the Company and certificates of public officials.
     (e) On each of the Commencement Date and the Expiration Date (delivered by 8:00 p.m. (Eastern time) on the Expiration Date, to be held in escrow pending the expiration of the Offer and the satisfaction or waiver of all conditions to the Offer), Blank Rome LLP, counsel for the Company, shall have furnished to you, as Dealer Managers, its negative assurance letter, dated the Commencement Date, or the Expiration Date, as the case may be, in form and substance satisfactory to you, substantially to the effect set forth in Exhibit A-2 hereto. In the event of an amendment of the Offer, such counsel will also furnish you, from time to time, up to the completion of the Offer, any further negative assurance letters as you may reasonably request, in form and substance satisfactory to you, substantially to the effect set forth in Exhibit A-2 hereto.
     (f) On each of the Commencement Date and the Settlement Date, Robert J. Siverd, Executive Vice President, General Counsel and Secretary of the Company, shall have furnished to you, as Dealer Managers, its opinions, dated the Commencement Date, or the Settlement Date, as the case may be, in form and substance satisfactory to you, substantially to the effect set forth in Exhibit A-3 hereto. In the event of an amendment of the Offer, such counsel will also furnish you, from time to time, up to the completion of the Offer, any further opinion of counsel as you may reasonably request, in form and substance satisfactory to you, substantially to the effect set forth in Exhibit A-3 hereto. Such counsel may state that, insofar such opinions involve factual matters, he has relied, to the extent he deems proper, on certificates of officers of the Company and certificates of public officials.
     (g) You shall have received from Simpson Thacher & Bartlett LLP, counsel for the Dealer Managers, such opinions, dated as of the Commencement Date and the Settlement Date, with respect to such matters as you may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In the event of an amendment of the Offer, such counsel will also furnish you, from time to time, up to the completion of the Offer, any further opinion of counsel as you may reasonably request.
     You shall also have received from Simpson Thacher & Bartlett LLP, counsel for the Dealer Managers, such negative assurance letter, dated as of the Commencement Date and the Expiration Date (and delivered by 8:00 p.m. (Eastern time) on the Expiration Date, to be held in escrow pending the expiration of the Offer and the satisfaction or waiver of all conditions to the Offer), with respect to such matters as you may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to deliver such letter. In the event of an amendment of the Offer, such counsel will also furnish you, from time to time, up to the completion of the Offer, any further negative assurance letters of counsel as you may reasonably request.
     (h) You shall have received (i) a letter, dated as of the Commencement Date, of Deloitte & Touche (“D&T”) confirming that they are a registered public accounting firm and independent registered public accountants as required by the Securities Act, and in form and substance satisfactory to you, substantially to the effect set forth in Exhibit B hereto and (ii) a letter, dated the Expiration Date (and delivered by 8:00 p.m. (Eastern time) on the Expiration Date, to be held in escrow pending the expiration of the Offer and the satisfaction or waiver of all conditions to the Offer), of D&T confirming that they are a registered public accounting firm and independent registered public accountants as required by the Securities Act, and in form and substance satisfactory to you, substantially to the effect set forth in Exhibit B hereto, except that such letter will also confirm that D&T has performed the procedures for the three and nine-month periods ended September 30, 2009 and 2008 that are customarily included in accountants’

comfort letters, including a SAS No. 100 review of such interim financial information, and containing such other customary changes to reflect a different “cutoff date”.
     (i) On each of the Commencement Date, the Expiration Date and the Settlement Date, you shall have received certificates, dated as of such date, of an executive officer of the Company with specific knowledge of the Company’s financial affairs, in which such officer shall state that to the best of his or her knowledge, after reasonable investigation: (i) the representations and warranties of the Company in this Agreement are true and correct at and as of such dates; (ii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such date; (iii) that the matters set forth in subsection (b) of this Section 7 shall be true and correct; (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to his or her knowledge, are contemplated by the Commission; and (v) subsequent to the date of the most recent financial statements contained, or incorporated by reference, in the Preliminary Prospectus and the Prospectus, as amended or supplemented at the Expiration Date, there has not occurred any material adverse change, or any development or event involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, except as set forth in the Registration Statement and the Prospectus or as described in such certificate.
     (j) There shall have been (i) no downgrading in the rating accorded the Company’s debt (including convertible debt) securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt (or convertible debt) securities or preferred stock.
     (k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would prevent the making or consummation of the Offer, the issuance of the New Notes pursuant to the Offer, or prevent the Dealer Managers from rendering services pursuant to this Agreement or continuing so to act, as the case may be; and no injunction or order of any federal, state or foreign court shall have been issued that would prevent the making or consummation of the Offer or the issuance of the New Notes, or prevent the Dealer Managers from rendering services pursuant to this Agreement or continuing so to act, as the case may be.
     (l) You shall have received all counterpart originals or certified or other copies of the Consent under the Company’s U.S. Credit Agreement (as defined in the Preliminary Prospectus and the Prospectus).

     (m) As of the Settlement Date, the Conversion Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of issuance.
     (n) The Company shall have furnished to you such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as you may reasonably have requested.
          8. Indemnity and Survival of Certain Provisions
          (a) The Company agrees (i) to indemnify and hold each of the Dealer Managers, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, harmless against any and all losses, damages, liabilities or claims (or actions in respect thereof) (A) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Prospectus, the Registration Statement or any other Offer Material, or any of the documents referred to therein or in any amendment or supplement to any of the foregoing, or that arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be required to indemnify and hold harmless any Indemnified Party against any and all losses, damages, liabilities or claims (or actions in respect thereof) that arise out of or are based upon any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Dealer Manager expressly for use in the Preliminary Prospectus, the Prospectus, the Registration Statement or any other Offer Material, or any of the documents referred to therein or in any amendment or supplement to any of the foregoing, which information the parties agree is limited to the following: the names of the Dealer Managers on the front cover and the back cover of the Preliminary Prospectus and the Prospectus and the back page of the Letter of Transmittal and the third paragraph under the caption “The Dealer Managers” in the Preliminary Prospectus and the Prospectus (the “Dealer Manager Information”), (B) that arise out of or are based upon any breach by the Company of any representation or warranty or failure by the Company to comply with any obligation set forth herein or (C) that arise out of or are based upon a withdrawal, rescission, termination or modification of or a failure to make or consummate the Offer; and (ii) to indemnify and hold such Dealer Manager harmless against any and all other losses, damages, liabilities or claims (or actions in respect thereof) that otherwise arise out of or are based upon or asserted against such Dealer Manager by any person, including stockholders of the Company, in connection with or as a result of it acting as Dealer Manager or rendering services in connection with the Offer or that arise in connection with any other matter referred to in this Agreement, except to the extent that any such losses, damages, liabilities or claims referred to in this clause (ii) are finally judicially determined to have resulted primarily from such Dealer Manager’s gross negligence or willful misconduct in performing the services that are the subject of this Agreement. In the event that an Indemnified Party becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of the Company, in connection with any matter referred to in this Agreement, the Company also agrees periodically to reimburse such Indemnified Party for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Company also agrees that no Indemnified Party shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company for or in connection with any matter referred to in this Agreement except (i) to the extent that any loss, damage, expense, liability or claim incurred by the Company is finally judicially determined to have resulted primarily from such Dealer Manager’s gross negligence or willful misconduct in performing the services that are the subject of this Agreement or (ii) to the extent that any loss, damage, expense, liability or claim (or actions in respect thereof) arises out of or is based upon (A) any untrue statement of a material fact made in any Offer Material or (B) any omission to state in the Offer Material a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, if in either case such statement or omission was made in reliance upon and in conformity with the Dealer Manager Information. For purposes of Section 8 hereof, each person entitled to seek indemnification from the Company pursuant to this Section 8(a) shall be referred to as an “Indemnified Party” and the Company shall be referred to as an “Indemnifying Party.”
          (b) Each of the Dealer Managers agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any and all losses, damages, liabilities or claims (or actions in respect thereof), to the same extent as the indemnity set forth in clause (i)(A) of Section 8(a) above, but only with reference to the Dealer Manager Information. For purposes of Section 8 hereof, each person entitled to seek indemnification from a Dealer Manager pursuant to this Section 8(b) shall be referred to as an “Indemnified Party” and such Dealer Manager shall be referred to as an “Indemnifying Party.”
          (c) Promptly after receipt by an Indemnified Party of notice of its involvement in any action, proceeding or investigation, such Indemnified Party shall notify the Indemnifying Party in writing of such involvement, but the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may otherwise have to the Indemnified Party under subsection (a) or (b) of this Section 8, as applicable, except to the extent that the Indemnifying Party suffers material prejudice as a result of such failure (through the forfeiture of substantive rights or defenses), and in no event shall such failure relieve the Indemnifying Party from any obligation to provide reimbursement and contribution to the Indemnified Party. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party), and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under this Section 8 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party. In no event shall any Indemnifying Party be liable for the fees and expenses of more than one counsel (in addition to one local counsel) for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances unless the named parties to any such proceeding (including any impleaded parties) include both the Company and the Indemnified Party and representation of either party by the same counsel, in the reasonable judgment of the Dealer Managers, would be inappropriate because of actual or potential conflicts of interest between them.
          (d) If for any reason the indemnification provided for in subsection (a) of this Section 8 is unavailable or insufficient to hold an Indemnified Party harmless, then each Indemnifying Party shall contribute to the amount paid or payable by an Indemnified Party as a result of such loss, damage, expense, liability or claim (or action in respect thereof) referred to therein in such proportion as is appropriate to reflect the relative benefits of the Company and its stockholders, on the one hand, and the Dealer Managers, on the other hand, in the matters contemplated by this Agreement as well as the relative fault of the Company and the Dealer Managers with respect to such loss, damage, expense, liability or claim (or action in respect thereof) and any other relevant equitable considerations. The relative benefits of the Company and its stockholders, on the one hand, and the Dealer Managers, on the other hand, in the matters contemplated by this Agreement with respect to the Offer, shall be deemed to be in the same proportion as the maximum aggregate principal amount of the Old Notes subject to the Offer bears to the maximum aggregate fee proposed to be paid to the Dealer Managers pursuant to Section 4(a) of this Agreement. The relative fault of the Company and the Dealer Managers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by, or relating to, the Company and its affiliates or the Dealer Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (d). The Company and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (d).
          (e) The reimbursement, indemnity and contribution obligations of an Indemnifying Party under this Section 8 shall be in addition to any liability that such Indemnifying Party may otherwise have, shall extend upon the same terms and conditions to any Indemnified Party and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of such Indemnifying Party and any Indemnified Party. Prior to entering into any agreement or arrangement with respect to, or effecting, any proposed sale, exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set forth in this Section 8, the Company will notify the Dealer

Managers in writing thereof (if not previously so notified) and, if requested by the Dealer Managers, shall arrange in connection therewith alternative means of providing for the obligations of the Company set forth in this Section 8, including the assumption of such obligations by another party, insurance, surety bond or the creation of an escrow, in each case in an amount and upon terms and conditions satisfactory to the Dealer Managers.
          9. Termination; Survival
          (a) This Agreement shall terminate upon the expiration, termination or withdrawal of the Offer or upon withdrawal by you pursuant to Section 3(c) hereof.
          (b) The agreements contained in Section 4, Section 8, Section 9(b) and Section 10, and the representations and warranties of the Company set forth in Section 5 hereof, shall survive any termination or cancellation of this Agreement, any completion of, or your withdrawal from, the engagement provided by this Agreement, any investigation made by or on behalf of the Dealer Managers or any other Indemnified Party, any termination, withdrawal or expiration of the Offer and any exchange of New Notes for Old Notes, whether pursuant to the Offer or otherwise.
          10. Miscellaneous
          (a) This Agreement is made solely for the benefit of you, the Company and any partner, director, officer, agent, employee, controlling person or affiliate referred to in Section 8 hereof, and their respective successors, assigns, and legal representatives, and no other person shall acquire or have any right under or by virtue of this Agreement.
          (b) In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect.
          (c) Except as otherwise expressly provided in this Agreement, whenever notice is required by the provisions of this Agreement to be given to (i) the Company, such notice shall be in writing addressed to the Company at the address set forth in the Prospectus, Attention: Chief Financial Officer, with a copy to Blank Rome LLP, One Logan Square, Philadelphia, PA 19103, facsimile number 215-832-5693, Attention: Alan Lieblich; and (ii) you, such notice shall be in writing addressed to Goldman, Sachs & Co., at 85 Broad Street, New York, New York 10004, facsimile number (212) 902-4103, Attention: Registration Department and J.P. Morgan Securities Inc., 383 Madison Avenue, New York, New York 10179, facsimile number (212) 622-6037, Attention: Equity Capital Markets/Convertibles, with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, facsimile number (212) 455-2502, Attention: John D. Lobrano.
          (d) This Agreement contains the entire understanding of the parties with respect to your acting as Dealer Managers for the Offer, superseding any prior agreements with respect thereto and may not be modified or amended except in writing executed by the parties hereto. This Agreement may be executed in any number of separate counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same agreement.

          (e) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either your engagement or any matter referred to in this agreement is hereby waived by the parties hereto. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.
          (f) Each of the Dealer Managers does not provide accounting, tax or legal advice. The Company acknowledges and agrees that the Dealer Managers, in providing services to the Company in connection with the Offer, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend the Dealer Managers to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust. The Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Dealer Managers have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with the Offer or the process leading thereto. The Company further acknowledges and agrees that (i) each of the Dealer Managers is a securities firm engaged in securities trading and brokerage activities and providing investment banking and financial advisory services, and in the ordinary course of business, each of the Dealer Managers and their respective affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own accounts or the accounts of customers, in debt or equity securities of the Company, its affiliates or other entities that may be involved in the transactions contemplated hereby; and (ii) none of the Dealer Managers is an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction, and the Company must consult with its own advisors concerning such matters and will be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and none of the Dealer Managers shall have any responsibility or liability to the Company with respect thereto.

          Please sign and return to us a duplicate of this letter, whereupon it will become a binding agreement.

Very truly yours, GENERAL CABLE CORPORATION
By	/s/ Brian J. Robinson
	Name:	Brian J. Robinson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

The undersigned hereby confirms that the foregoing letter, as of the date thereof, correctly sets forth the agreement among the Company and the undersigned.

/s/ Goldman Sachs & Co.

(GOLDMAN, SACHS & CO.)

J.P. MORGAN SECURITIES INC.

By	/s/ Michael O’ Donovan
	Name:	Michael O’ Donovan
	Title:	Managing Director